Exhibit 99.1

Mallinckrodt plc Reports Fiscal 2015 Third Quarter Financial Results

•	Third quarter net sales up 47.8% to $965 million

•	Third quarter diluted earnings per share of $0.49

•	Third quarter adjusted diluted earnings per share up 70.8% to $2.05

CHESTERFIELD, UNITED KINGDOM - August 4, 2015 - Mallinckrodt plc (NYSE: MNK), a leading global specialty biopharmaceutical company, today reported results for the third quarter of fiscal 2015, which ended June 26, 2015.
Net sales were $965.1 million compared with $653.1 million in the third quarter of fiscal 2014, an increase of 47.8%. The increase was primarily driven by the inclusion in the company’s portfolio of H.P. Acthar® Gel (repository corticotropin injection) and INOMAX® (nitric oxide) for inhalation, acquired in August 2014 and April 2015, respectively, and higher net sales of hydrocodone-related products within the Specialty Generics segment. The increase was partially offset by decreased net sales of methylphenidate HCl extended-release (ER) tablets, USP, CII and oxycodone-related products within the Specialty Generics segment, and net sales within the Global Medical Imaging segment. In addition, the negative impact of foreign currency lowered reported net sales by $24.8 million, driven primarily by changes in the Euro.
On a GAAP basis, net income for the third quarter of fiscal 2015 was $58.0 million, or $0.49 per diluted share, compared with a $24.1 million loss, or a $0.41 loss per diluted share, in the prior-year period. The increase in net income principally reflects increased net sales and profits in the Specialty Brands segment from acquisitions. These factors were partially offset by higher selling, general and administrative (SG&A) costs and interest expense resulting from the debt associated with the acquisitions of Acthar and INOMAX. The fiscal 2015 diluted share count also reflects the issuance of shares in connection with the acquisition of Acthar.
On a non-GAAP basis, Mallinckrodt’s adjusted net income(1) for the third quarter of fiscal 2015 was $241.0 million, compared with $71.6 million in the same quarter a year ago. Adjusted diluted earnings per share were $2.05, compared with $1.20 a year ago, primarily reflecting the addition of acquired products in its Specialty Brands segment.
“Mallinckrodt reported another solid quarter, with meaningful top- and bottom-line growth in our Specialty Brands segment. The revenue contributed by specialty biopharmaceutical products continues to increase as an overall percentage of net sales,” said Mark Trudeau, Chief Executive Officer and President of Mallinckrodt. “The recent announcement of the planned divestiture of our contrast media and delivery systems business further demonstrates our commitment to the strategy we have outlined, as we refine our portfolio to further transform the company into a leading specialty biopharmaceutical company focused on long-term, durable and sustained growth.”
Gross profit was $533.5 million for the third quarter of fiscal 2015, compared with $284.3 million in the prior-year quarter, representing an increase of 87.7%. This significant growth was the result of the additions and performance of Acthar and INOMAX. Adjusted gross profit as a percentage of net sales was 71.0% for the quarter versus 52.9% in the same prior year period. This result was impacted by a $96.1 million increase in amortization, primarily related to the acquisitions of Acthar and INOMAX.

SG&A expenses for the third quarter of fiscal 2015 were $332.7 million, compared with $221.3 million in the prior-year quarter. However, adjusted SG&A as a percentage of net sales for the quarter was 28.2% for fiscal 2015, an improvement of 140 basis points from the adjusted number in the fiscal third quarter of 2014. The absolute increase in SG&A expenses includes $105.6 million attributable to the addition of both the Acthar and INOMAX marketing and sales organizations into Mallinckrodt’s portfolio. SG&A for the third quarter of fiscal 2015 also included charges of $15.5 million associated with the settlement of Synacthen® (tetracosactide) related litigation and $19.6 million of share-based compensation associated with the Questcor acquisition. These factors were partially offset by an $11.5 million legal settlement related to OFIRMEV® (acetaminophen injection) during the three months ended June 27, 2014 and lower expenses due to benefits from prior and current restructuring actions. Restructuring charges were $23.1 million for the quarter, compared with $23.8 million in the prior-year quarter.
Income tax expense in the third quarter was $3.3 million, leading to an effective rate of 5.4%, compared with a benefit of $2.4 million and an effective rate of 9.0% in the prior-year quarter. The third quarter fiscal 2015 non-GAAP effective tax rate was 18.0%.
Cash on the balance sheet was $225.3 million as of June 26, 2015. Notably, the company was able to both draw down its revolver in the amount of $240 million to fund the Ikaria acquisition in April and subsequently pay it back fully within the quarter.
Nine-Month Fiscal 2015 Results
In the first nine months of fiscal 2015, net sales were $2.741 billion, compared with $1.751 billion in the first nine months of the prior year, which represents a 56.5% increase. The increase was primarily driven by the inclusion and performance of Acthar, INOMAX and OFIRMEV, and higher net sales in the Specialty Generics segment.
On a GAAP basis, net income for the first nine months of fiscal 2015 was $249.5 million, compared with $33.1 million for the same period in fiscal 2014. Diluted earnings per share were $2.11 compared with $0.56 last year.
On a non-GAAP basis, adjusted net income was $655.7 million, compared with $179.2 million. Adjusted diluted earnings per share were $5.60, compared with $3.04 last year, an increase of 84.2%. The increase came from all reported segments.

BUSINESS SEGMENT RESULTS
Specialty Brands Segment
Net sales for the third quarter fiscal 2015 increased $361.3 million to $446.2 million, compared with $84.9 million for the prior-year quarter. As noted, the increase in net sales was primarily driven by the inclusion and performance of Acthar and INOMAX, which collectively generated net sales of $350.2 million. In addition, net sales for the three months ended June 26, 2015 increased due to OFIRMEV growth of $8.9 million, or 16.7% from the prior-year period.

Specialty Brands operating income for the third quarter fiscal 2015 increased $240.6 million to $189.2 million, compared with a $51.4 million loss for the prior-year quarter. Segment operating margin was 42.4% compared with negative 60.5%.The increases in operating income and margin were primarily due to higher net sales from the acquisitions of Acthar and INOMAX. These higher net sales were partially offset by higher SG&A costs associated with these acquisitions.
Specialty Generics Segment
Net sales for the third quarter fiscal 2015 decreased $21.5 million, or 6.5%, to $307.9 million, compared with $329.4 million for the prior-year quarter. The decrease in net sales was driven by decreases of $24.7 million and $22.2 million in net sales of methylphenidate ER and oxycodone-related products, respectively, partially offset by a $12.1 million increase in net sales of hydrocodone-related products. The decrease in methylphenidate ER net sales was primarily attributable to the U.S. Food and Drug Administration’s reclassification of these products to a BX rating in November 2014 and the decrease in net sales of oxycodone-related products was driven by increased market competition.
Specialty Generics operating income for the third quarter fiscal 2015 decreased $19.8 million to $157.2 million, compared with $177.0 million for the prior-year quarter. Segment operating margin was 51.1% compared with 53.7%. The decreases in operating income and margin were primarily due to lower net sales.
Global Medical Imaging Segment
Net sales in the company's Global Medical Imaging segment were $201.6 million, versus $227.1 million in the prior-year quarter. For the third quarter of fiscal 2015, operating income for the segment was $34.6 million, compared with $11.2 million. Operating margin was 17.2%, compared with 4.9% in the prior-year period.

CONFERENCE CALL AND WEBCAST
Mallinckrodt will hold a conference call for investors on Tuesday, August 4, 2015, beginning at 8:30 a.m. U.S. Eastern Time. This call can be accessed in three ways:

•	At the Mallinckrodt website: http://www.mallinckrodt.com/investors

•
By telephone: For both listen-only participants and those who wish to take part in the question-and-answer portion of the call, the telephone dial-in number in the U.S. is (877) 359-9508. For participants outside the U.S., the dial-in number is (224) 357-2393. Callers will need to provide the Conference ID of 76072223.

•
Through an audio replay: A replay of the call will be available beginning at 1:30 p.m. U.S. Eastern time on Tuesday, August 4, 2015, and ending at 11:59 p.m. U.S. Eastern Time on Tuesday, August 11, 2015. Dial-in numbers for U.S.-based participants are (855) 859-2056 or (800) 585-8367. Participants outside the U.S. should use the replay dial-in number (404) 537-3406. All callers will be required to provide the Conference ID of 76072223.

ABOUT MALLINCKRODT
Mallinckrodt is a global specialty biopharmaceutical and medical imaging business that develops, manufactures, markets and distributes specialty pharmaceutical products and medical imaging agents. Areas of focus include therapeutic drugs for autoimmune and rare disease specialty areas like neurology, rheumatology, nephrology and pulmonology; neonatal critical care respiratory therapies; and analgesics and central nervous system drugs. The company's core strengths include the acquisition and management of highly regulated raw materials; deep regulatory expertise; and specialized chemistry, formulation and manufacturing capabilities. The company's Specialty Brands segment includes branded medicines; its Specialty Generics segment includes specialty generic drugs, active pharmaceutical ingredients and external manufacturing; and the Global Medical Imaging segment includes contrast media and nuclear imaging agents. To learn more about Mallinckrodt, visit www.mallinckrodt.com.

1)NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted earnings per share, adjusted gross profit, adjusted SG&A, operational growth and non-GAAP effective tax rate, which are considered "non-GAAP" financial measures under applicable Securities and Exchange Commission rules and regulations.
Adjusted net income, adjusted gross profit and adjusted SG&A represent amounts, prepared in accordance with accounting principles generally accepted in the U.S. (GAAP), adjusted for certain items (on a pre-tax basis for adjusted gross profit and adjusted SG&A and on an after-tax basis for adjusted net income) that management believes are not reflective of the operational performance of the business. Adjustments to GAAP amounts include, as applicable to each measure, restructuring and related charges, net; amortization and impairment charges; discontinued operations; acquisition-related expenses, significant legal and environmental charges and other items identified by the company. Adjusted diluted earnings per share represent adjusted net income divided by the number of diluted shares.
The non-GAAP effective tax rate is calculated as the income tax effects on continuing and discontinued operations plus the income tax impact included in our reconciliation of adjusted net income, divided by income from continuing and discontinued operations plus the pre-tax, non-income, tax-related adjustments included in our reconciliation of adjusted net income (excluding dilutive share impact). The income tax impact item included in our reconciliation of adjusted net income primarily represents the tax impact of adjustments between net income and adjusted net income as well as U.S. tax payments associated with internal installment sale transactions.
Operational growth measures the change in net sales between current- and prior-year periods using a constant currency, the exchange rate in effect during the applicable prior-year period. This measure is one of the performance metrics that determines management incentive compensation.
The company has provided these non-GAAP financial measures because they are used by management, along with financial measures in accordance with GAAP, to evaluate the company's operating performance. In addition, the company believes that they will be used by certain investors to measure Mallinckrodt's operating results. Management believes that presenting these non-GAAP measures provides useful information about the company's performance across reporting periods on a consistent basis by excluding items that the company does not believe are indicative of its core operating performance.
These non-GAAP measures should be considered supplemental to and not a substitute for financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of certain of these historical non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Cautionary Statements Related to Forward-Looking Statements
Statements in this document that are not strictly historical, including statements regarding future financial condition and operating results, economic, business, competitive and/or regulatory factors affecting Mallinckrodt’s business and any other statements regarding events or developments that we believe or anticipate will or may occur in the future, may be "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, and involve a number of risks and uncertainties.

There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These factors include risks and uncertainties related to, among other things: general economic conditions and conditions affecting the industry in which Mallinckrodt operates; the commercial success of Mallinckrodt’s products; Mallinckrodt’s ability to realize anticipated growth, synergies and costs savings from its recently completed acquisitions; changes in laws and regulations; Mallinckrodt’s ability to identify, acquire or close future acquisitions; Mallinckrodt’s ability to successfully integrate acquisitions of operations, technology, products and businesses generally and to realize anticipated growth, synergies and cost savings; Mallinckrodt’s ability to successfully develop or commercialize new products; Mallinckrodt’s ability to protect intellectual property rights; Mallinckrodt’s ability to receive procurement and production quotas granted by the U.S. drug enforcement administration; customer concentration; Mallinckrodt’s reliance on certain individual products that are material to its financial performance; cost containment efforts of customers, purchasing groups, third-party payers and governmental organizations; the reimbursement practices of a small number of public or private insurers; limited clinical trial data for H.P. Acthar® gel; complex reporting and payment obligations under healthcare rebate programs; Mallinckrodt’s ability to achieve anticipated benefits of price increases; Mallinckrodt’s ability to achieve expected benefits from restructuring activities; complex manufacturing processes; competition; product liability losses and other litigation liability; ongoing governmental investigations; material health, safety and environmental liabilities; retention of key personnel; conducting business internationally; and the effectiveness of information technology infrastructure.

These and other factors are identified and described in more detail in the "Risk Factors" section of Mallinckrodt's Annual Report on Form 10-K for the fiscal year ended September 26, 2014. The forward-looking statements made herein speak only as of the date hereof and Mallinckrodt does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise, except as required by law.

CONTACTS
Investor Relations
Coleman N. Lannum, CFA
Senior Vice President, Investor Strategy and IRO
314-654-6649
cole.lannum@mallinckrodt.com

John Moten
Vice President, Investor Relations
314-654-6650
john.moten@mallinckrodt.com

Media
Rhonda Sciarra
Communications Manager
314-654-8618
rhonda.sciarra@mallinckrodt.com

Meredith Fischer
Senior Vice President, Communications and Public Affairs
314-654-3318
meredith.fischer@mallinckrodt.com

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Three Months Ended
	June 26, 2015	Percent of Net sales	June 27, 2014	Percent of Net sales
Net sales	$965.1	100.0%	$653.1	100.0%
Cost of sales	431.6	44.7	368.8	56.5
Gross profit	533.5	55.3	284.3	43.5
Selling, general and administrative expenses	332.7	34.5	221.3	33.9
Research and development expenses	45.0	4.7	42.7	6.5
Restructuring charges, net	23.1	2.4	23.8	3.6
Separation costs	—	—	1.8	0.3
Gains on divestiture and license	(0.9)	(0.1)	(0.9)	(0.1)
Operating income (loss)	133.6	13.8	(4.4)	(0.7)
Interest expense	(72.5)	(7.5)	(22.7)	(3.5)
Interest income	0.2	—	0.3	—
Other income (expense), net	(0.5)	(0.1)	0.1	—
Income (loss) from continuing operations before income taxes	60.8	6.3	(26.7)	(4.1)
Income tax expense (benefit)	3.3	0.3	(2.4)	(0.4)
Income (loss) from continuing operations	57.5	6.0	(24.3)	(3.7)
Income from discontinued operations, net of income taxes	0.5	0.1	0.2	—
Net income (loss)	$58.0	6.0	$(24.1)	(3.7)

Basic earnings per share:
Income (loss) from continuing operations	$0.49		$(0.42)
Income from discontinued operations	—		—
Net income (loss)	0.50		(0.41)
Diluted earnings per share:
Income (loss) from continuing operations	$0.48		$(0.42)
Income from discontinued operations	—		—
Net income (loss)	0.49		(0.41)
Weighted-average number of shares outstanding:
Basic	116.3		58.5
Diluted	117.8		58.5

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Three Months Ended
	June 26, 2015				June 27, 2014
	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share
GAAP	$533.5	$332.7	$58.0	$0.49	$284.3	$221.3	$(24.1)	$(0.41)
Adjustments:
Intangible asset amortization	147.7	(1.9)	149.6	1.27	51.6	—	51.6	0.87
Restructuring and related charges, net (1)	—	—	23.1	0.20	—	—	24.2	0.41
Inventory step-up expense	4.0	—	4.0	0.03	9.5	—	9.5	0.16
Incremental equity conversion costs	—	(19.6)	19.6	0.17	—	—	—	—
Separation costs	—	—	—	—	—	—	1.8	0.03
Up-front and milestone payments	—	—	—	—	—	—	5.0	0.08
Income from discontinued operations	—	—	(0.5)	—	—	—	(0.2)	—
Acquisition related expenses	—	(23.5)	23.5	0.20	—	(16.6)	16.6	0.28
Significant legal and environmental changes	—	(15.5)	15.5	0.13	—	(11.5)	11.5	0.19
Income taxes (2)	—	—	(50.0)	(0.42)	—	—	(24.3)	(0.41)
Dilutive share impact (3)	—	—	(1.8)	(0.01)	—	—	—	—
As adjusted	$685.2	$272.2	$241.0	$2.05	$345.4	$193.2	$71.6	$1.20

Percent of net sales	71.0%	28.2%	25.0%		52.9%	29.6%	11.0%

(1)	Includes pre-tax accelerated depreciation of $0.4 million for the three months ended June 27, 2014. There was immaterial pre-tax accelerated depreciation for the three months ended June 26, 2015.

(2)	Includes tax effect of above adjustments and U.S. tax payments associated with internal installment sale transaction.

(3)
For the three months ended June 26, 2015, the diluted net income per share on a GAAP basis is presented on a dilutive basis using the two-class method of calculating net income per share. This method required $0.4 million of net income be allocated to participating securities for the three months ended June 26, 2015. This adjustment reflects this allocation and a similar allocation of the above adjustments. Using the two-class method, the weighted-average number of shares were 117.8 million for the three months ended June 26, 2015. No such allocation was required during the three months ended June 27, 2014 as no participating securities were outstanding during this period.

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Three Months Ended
	June 26, 2015	June 27, 2014	Percent change	Currency impact	Operational growth
Specialty Brands	$446.2	$84.9	425.6%	(1.0)%	426.6%
Specialty Generics	307.9	329.4	(6.5)	(1.1)	(5.4)
Global Medical Imaging	201.6	227.1	(11.2)	(8.4)	(2.8)
	955.7	641.4	49.0	(3.7)	52.7
Other(1)	9.4	11.7	(19.7)	(10.4)	(9.3)
Net sales	$965.1	$653.1	47.8%	(3.8)%	51.6%

(1)	Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Three Months Ended
	June 26, 2015	June 27, 2014	Percent change
Specialty Brands
ACTHAR	$268.7	$—	—%
OFIRMEV	62.1	53.2	16.7
INOMAX	81.5	—	—
EXALGO	8.6	8.6	—
Other	25.3	23.1	9.5
Specialty Brands Total	$446.2	$84.9	425.6%

Specialty Generics
Oxycodone (API) and oxycodone-containing tablets	$31.6	$53.8	(41.3)%
Hydrocodone (API) and hydrocodone-containing tablets	37.4	25.3	47.8
Methylphenidate ER	30.0	54.7	(45.2)
Other controlled substances	157.4	154.4	1.9
Other	51.5	41.2	25.0
Specialty Generics Total	$307.9	$329.4	(6.5)%

Global Medical Imaging
Optiray	$58.5	$76.0	(23.0)%
Other	34.3	40.7	(15.7)
Contrast Media and Delivery Systems	92.8	116.7	(20.5)
Nuclear Imaging	108.8	110.4	(1.4)
Global Medical Imaging Total	$201.6	$227.1	(11.2)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Three Months Ended
	June 26, 2015	Percent of segment Net sales	June 27, 2014	Percent of segment Net sales
Specialty Brands	$189.2	42.4%	$(51.4)	(60.5)%
Specialty Generics	157.2	51.1%	177.0	53.7%
Global Medical Imaging	34.6	17.2%	11.2	4.9%
Segment operating income	381.0		136.8
Unallocated amounts:
Corporate and allocated expenses	(74.7)		(63.6)
Intangible asset amortization	(149.6)		(51.6)
Restructuring and related charges, net (1)	(23.1)		(24.2)
Separation costs	—		(1.8)
Total operating income (loss)	$133.6		$(4.4)

(1)	Includes pre-tax accelerated depreciation of $0.4 million for the three months ended June 27, 2014. There was immaterial pre-tax accelerated depreciation for the three months ended June 26, 2015.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in millions, except per share data)

	Nine Months Ended
	June 26, 2015	Percent of Net sales	June 27, 2014	Percent of Net sales
Net sales	$2,741.3	100.0%	$1,751.1	100.0%
Cost of sales	1,280.6	46.7	948.6	54.2
Gross profit	1,460.7	53.3	802.5	45.8
Selling, general and administrative expenses	938.7	34.2	561.6	32.1
Research and development expenses	134.4	4.9	123.1	7.0
Restructuring charges, net	34.0	1.2	53.5	3.1
Separation costs	—	—	6.6	0.4
Gains on divestiture and license	(2.6)	(0.1)	(14.7)	(0.8)
Operating income	356.2	13.0	72.4	4.1
Interest expense	(178.7)	(6.5)	(44.9)	(2.6)
Interest income	0.7	—	1.1	0.1
Other income (expense), net	7.7	0.3	(0.9)	(0.1)
Income from continuing operations before income taxes	185.9	6.8	27.7	1.6
Income tax benefit	(40.2)	(1.5)	(6.1)	(0.3)
Income from continuing operations	226.1	8.2	33.8	1.9
Income (loss) from discontinued operations, net of income taxes	23.4	0.9	(0.7)	—
Net income	$249.5	9.1	$33.1	1.9

Basic earnings per share:
Income from continuing operations	$1.94		$0.58
Income (loss) from discontinued operations	0.20		(0.01)
Net income	2.14		0.57
Diluted earnings per share:
Income from continuing operations	$1.91		$0.57
Income (loss) from discontinued operations	0.20		(0.01)
Net income	2.11		0.56
Weighted-average number of shares outstanding:
Basic	115.5		58.2
Diluted	117.1		59.0

MALLINCKRODT PLC
NON-GAAP MEASURES
(unaudited, in millions except per share data)

	Nine Months Ended
	June 26, 2015				June 27, 2014
	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share	Gross profit	Selling, general and administrative expenses	Net income	Diluted net income per share
GAAP	$1,460.7	$938.7	$249.5	$2.11	$802.5	$561.6	$33.1	$0.56
Adjustments:
Intangible asset amortization	394.4	(4.3)	398.7	3.40	75.9	—	75.9	1.29
Restructuring and related charges, net (1)	—	—	34.2	0.29	—	—	54.0	0.92
Inventory step-up expense	39.2	—	39.2	0.33	10.6	—	10.6	0.18
Incremental equity conversion costs	—	(65.0)	65.0	0.56	—	—	—	—
Separation costs	—	—	—	—	—	—	6.6	0.11
Up-front and milestone payments	—	—	—	—	—	—	5.0	0.08
Income from discontinued operations	—	—	(23.4)	(0.20)	—	—	0.7	0.01
Gain on intellectual property license	—	—	—	—	—	—	(11.7)	(0.20)
Acquisition related expenses	—	(30.6)	30.6	0.26	—	(35.1)	35.1	0.59
Significant legal and environmental changes	—	(66.8)	66.8	0.57	—	(34.6)	34.6	0.59
Income taxes (2)	—	—	(198.9)	(1.70)	—	—	(64.7)	(1.10)
Dilutive share impact (3)	—	—	(6.0)	(0.03)	—	—	—	—
As adjusted	$1,894.3	$772.0	$655.7	$5.60	$889.0	$491.9	$179.2	$3.04

Percent of net sales	69.1%	28.2%	23.9%		50.8%	28.1%	10.2%

(1)	Includes pre-tax accelerated depreciation of $0.2 million for the nine months ended June 26, 2015 and $0.5 million for the nine months ended June 27, 2014.

(2)	Includes tax effect of above adjustments and U.S. tax payments associated with internal installment sale transaction.

(3)
For the nine months ended June 26, 2015, the diluted net income per share on a GAAP basis is presented on a dilutive basis using the two-class method of calculating net income per share. This method required that $2.3 million of net income be allocated to participating securities for the nine months ended June 26, 2015. This adjustment reflects this allocation and a similar allocation of the above adjustments. Using the two-class method, the weighted-average number of shares were 117.1 million for the nine months ended June 26, 2015. No such allocation was required during the nine months ended June 27, 2014 as no participating securities were outstanding during this period.

MALLINCKRODT PLC
SEGMENT NET SALES AND OPERATIONAL GROWTH
(unaudited, in millions)

	Nine Months Ended
	June 26, 2015	June 27, 2014	Percent change	Currency impact	Operational growth
Specialty Brands	$1,154.1	$199.6	478.2%	(1.0)%	479.2%
Specialty Generics	954.9	848.5	12.5	(1.2)	13.7
Global Medical Imaging	603.5	668.1	(9.7)	(6.3)	(3.4)
	2,712.5	1,716.2	58.1	(3.2)	61.3
Other(1)	28.8	34.9	(17.5)	(9.1)	(8.4)
Net sales	$2,741.3	$1,751.1	56.5%	(3.3)%	59.8%

(1)	Represents net sales to our former parent.

MALLINCKRODT PLC
SELECT PRODUCT LINE NET SALES
(unaudited, in millions)

	Nine Months Ended
	June 26, 2015	June 27, 2014	Percent change
Specialty Brands
ACTHAR	$763.1	$—	—%
OFIRMEV	201.6	58.5	244.6
INOMAX	81.5	—	—
EXALGO	32.7	73.7	(55.6)
Other	75.2	67.4	11.6
Specialty Brands Total	$1,154.1	$199.6	478.2%

Specialty Generics
Oxycodone (API) and oxycodone-containing tablets	$127.2	$101.7	25.1%
Hydrocodone (API) and hydrocodone-containing tablets	138.0	75.1	83.8
Methylphenidate ER	112.6	154.3	(27.0)
Other controlled substances	414.7	408.6	1.5
Other	162.4	108.8	49.3
Specialty Generics Total	$954.9	$848.5	12.5%

Global Medical Imaging
Optiray	$177.5	$219.4	(19.1)%
Other	105.8	121.5	(12.9)
Contrast Media and Delivery Systems	283.3	340.9	(16.9)
Nuclear Imaging	320.2	327.2	(2.1)
Global Medical Imaging Total	$603.5	$668.1	(9.7)%

MALLINCKRODT PLC
SEGMENT OPERATING INCOME
(unaudited, in millions)

	Nine Months Ended
	June 26, 2015	Percent of segment Net sales	June 27, 2014	Percent of segment Net sales
Specialty Brands	$434.8	37.7%	$(85.8)	(43.0)%
Specialty Generics	501.4	52.5%	430.3	50.7%
Global Medical Imaging	77.1	12.8%	25.9	3.9%
Segment operating income	1,013.3	37.4%	370.4	21.6%
Unallocated amounts:
Corporate and allocated expenses	(224.2)		(161.5)
Intangible asset amortization	(398.7)		(75.9)
Restructuring and related charges, net (1)	(34.2)		(54.0)
Separation costs	—		(6.6)
Total operating income	$356.2		$72.4

(1)	Includes pre-tax accelerated depreciation of $0.2 million for the nine months ended June 26, 2015 and $0.5 million for the nine months ended June 27, 2014.

MALLINCKRODT PLC
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited, in millions)

	June 26, 2015	September 26, 2014
Assets
Current Assets:
Cash and cash equivalents	$225.3	$707.8
Accounts receivable, net	624.6	545.6
Inventories	377.8	396.6
Deferred income taxes	143.5	165.2
Prepaid expenses and other current assets	170.0	255.8
Total current assets	1,541.2	2,071.0
Property, plant and equipment, net	1,015.5	949.2
Goodwill	3,234.0	2,401.9
Intangible assets, net	8,680.5	7,112.2
Other assets	408.0	330.5
Total Assets	$14,879.2	$12,864.8

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$22.6	$21.2
Accounts payable	142.5	128.7
Accrued payroll and payroll-related costs	91.5	125.1
Accrued royalties	26.1	68.0
Accrued and other current liabilities	476.8	561.8
Total current liabilities	759.5	904.8
Long-term debt	5,333.1	3,951.5
Pension and postretirement benefits	112.2	119.1
Environmental liabilities	74.0	59.9
Deferred income taxes	2,923.6	2,398.6
Other income tax liabilities	123.5	122.6
Other liabilities	255.2	350.3
Total Liabilities	9,581.1	7,906.8
Shareholders' Equity:
Preferred shares	—	—
Ordinary shares	23.5	23.2
Ordinary shares held in treasury at cost	(32.9)	(17.5)
Additional paid-in capital	5,326.1	5,172.4
Retained earnings	(36.3)	(285.8)
Accumulated other comprehensive income	17.7	65.7
Total Shareholders' Equity	5,298.1	4,958.0
Total Liabilities and Shareholders' Equity	$14,879.2	$12,864.8

MALLINCKRODT PLC
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS
(unaudited, in millions)

	Nine Months Ended
	June 26, 2015	June 27, 2014
Cash Flows From Operating Activities:
Net income	$249.5	$33.1
(Income) loss from discontinued operations, net of income taxes	(23.4)	0.7
Income from continuing operations	226.1	33.8
Adjustments to reconcile net cash provided by operating activities:
Depreciation and amortization	481.2	158.7
Share-based compensation	93.9	14.4
Deferred income taxes	(135.2)	(20.5)
Non-cash restructuring charge	—	2.6
Other non-cash items	(37.8)	17.3
Changes in assets and liabilities, net of the effects of acquisitions:
Accounts receivable, net	(22.9)	(25.7)
Inventories	36.9	(7.5)
Accounts payable	16.5	(29.0)
Income taxes	61.6	(46.9)
Other	(161.1)	70.9
Net cash provided by operating activities	559.2	168.1
Cash Flows Used In Investing Activities:
Capital expenditures	(92.5)	(80.1)
Acquisitions and intangibles, net of cash acquired	(1,176.3)	(1,303.2)
Restricted cash	(21.9)	4.1
Other	2.6	8.7
Net cash used in investing activities	(1,288.1)	(1,370.5)
Cash Flows From Financing Activities:
Issuance of external debt	1,720.0	1,296.8
Repayment of external debt and capital leases	(1,457.8)	(31.2)
Debt issuance costs	(25.3)	(32.2)
Excess tax benefit from share-based compensation	30.4	5.2
Proceeds from exercise of share options	29.7	19.9
Repurchase of shares	(15.4)	(1.9)
Other	(28.1)	—
Net cash provided by financing activities	253.5	1,256.6
Effect of currency rate changes on cash	(7.1)	(1.8)
Net increase in cash and cash equivalents	(482.5)	52.4
Cash and cash equivalents at beginning of period	707.8	275.5
Cash and cash equivalents at end of period	$225.3	$327.9